EXHIBIT 99.1


January 30, 2004

PLIANT CORPORATION ANNOUNCES IMPROVED OUTLOOK FOR 2004

FOR IMMEDIATE RELEASE


SCHAUMBURG, IL -- Pliant Corporation announced today that for the quarter ending March 31, 2004 and year ending December 31, 2004, the Company currently anticipates it will generate overall EBITDA of approximately $25 million and approximately $108 million, respectively, and currently anticipates it will generate free cash flow (net of capital expenditures, cash interest, working capital, cash taxes and pension payments) of approximately $15 million in the year ending December 31, 2004.

EBITDA reflects income before interest expense, income taxes, depreciation and amortization. These estimates do not take into account any restructuring charges which may be taken for 2004. We believe EBITDA information enhances understanding of our ability to satisfy principal and interest obligations with respect to our indebtedness and utilize cash for other purposes. EBITDA does not represent and should not be considered as an alternative to net income or cash flows from operating activities as determined by U.S. generally accepted accounting principles and may not be comparable to other similarly titled measures of other companies. This press release does not contain a reconciliation of estimated future EBITDA to estimated future net cash provided by operating activities. These are merely our current estimates of anticipated future results, which cannot be assured. Actual results may vary from these estimates based on a number of factors, many of which will be outside our control. Any variances between currently anticipated results and actual results may be material. We undertake no obligation to update these estimates based upon future circumstances or events. Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 25 manufacturing and research and development facilities around the world and employs approximately 3,250 people.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. But, management's expectations, beliefs and projections may not be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release are described in our annual report on Form 10-K for the year ended December 31, 2002 and our registration statement on Form S-4 (File No. 333-86532), as amended. Such risks, uncertainties and other important factors include, among others:

          o    general  economic  and  business   conditions,   particularly  an
               economic downturn;

          o continuing losses and charges against earnings resulting from restructurings or the impairment of assets;

          o    industry trends;

          o    risks of high leverage and any increases in our leverage;

          o    interest rate increases;

          o    changes in our ownership structure;

          o    raw material costs and availability, particularly resin;

          o    competition;

          o    the loss of any of our major customers;

          o    changes in demand for our products;

          o    new technologies

          o changes in distribution channels or competitive conditions in the markets or countries where we operate;

          o    costs   and/or    complications   of   integrating   any   future
               acquisitions;

          o    loss of our intellectual property rights;

          o foreign currency fluctuations and devaluations and political instability in our foreign markets;

          o    changes in our business strategy or development plans;

          o    availability, terms and deployment of capital;

          o    labor relations and work stoppages;

          o    availability of qualified personnel; and

          o increases in the cost of compliance with laws and regulations, including environmental laws and regulations

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release. We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.



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CONTACTS:

John C. McCurdy
Director of Corporate Communications
Voice:  330.896.6732
Fax:  330.896.6733
E-mail:  JOHN.MCCURDY@PLIANTCORP.COM

Brian Johnson
EVP and Chief Financial Officer
Voice:  847.969.3319
E-mail:  BRIAN.JOHNSON@PLIANTCORP.COM

Company Web Site:  www.pliantcorp.com